UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 24, 2009

DAM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

State of Nevada	00-50370	33-1041835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-66 Iowa Avenue, Paterson, NJ 07503
(Address of principal executive offices, including zip code)

(973) 279-3261
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.02 – Unregistered Sales of Equity Securities

(a)     On December 24, 2009 the Company issued a total of 1,223,145 shares of common stock $0.00015 par value in repayment of debt, for services and in satisfaction of certain anti-dilution obligations.  The total number of issued and outstanding shares of common stock after the issuance is 1,291,539 shares.

As part of this issuance we issued: (i) 750,000 shares of restricted common stock to our President together with our demand promissory note in the amount of $50,000 in payment of accrued and unpaid compensation, (ii) 327,623 shares of restricted common stock were issued to shareholders pursuant to anti-dilution agreements and (iii) 100,000 shares of restricted common stock as stock based compensation to two consultants.  The issuance of these shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance by us did not involve a public offering. The issuance was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the issuance. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. The issuances were done with no general solicitation or advertising by the Company.

We issued 55,000 shares of our common stock together with options for the purchase of an additional 200,000 shares of the Company’s common stock at $1.00 having an expiration date of December 24, 2014 pursuant to the terms of our 2009 Consultant’s Stock Compensation Plan and the S-8 Registration Statement filed with the Commission and effective on December 22, 2009.

(b)	Security ownership of certain beneficial owners and management

The following table indicates how many shares of our common stock were beneficially owned as of December 28, 2009, by (1) each person known by us to be the owner of more than 5% of our outstanding shares of common stock, (2) our directors, (3) our executive officers, and (4) our directors and executive officers as a group.

In general, “beneficial ownership” includes those shares a director or executive officer has sole or shared power to vote or transfer (whether or not owned directly) and rights to acquire common stock through the exercise of stock options or warrants that are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. We based our calculation of the percentage owned on 1,291,539 shares outstanding on December 28, 2009. The address of each director, executive officer and certain beneficial owners is listed below:

Name and Address	Number of Shares Beneficially Owned	Percent of Class

Mark S. Klein Director, President, Secretary and Treasurer 52-66 Iowa Avenue Paterson, NJ 07508	772,863	59.84%

David S. Lee 52-66 Iowa Avenue Paterson, NJ 07508	119,154	9.23%

Sharp Capital LP 800 Third Ave., 27th Floor New York, NY 10022	89,365	6.92%

Frank Basile c/o Sharp Capital LP 800 Third Ave., 27th Floor New York, NY 10022	89,365	6.92%

All officers and directors as a group (1 person)	772,863	59.84%
______________

Item 9.01 – Financial Statements and Exhibits

(d)     Exhibits:

The following exhibits are filed with this current report on Form 8-K:

Exhibit No.	Description
10.1*	Demand Promissory Note payable to Mark S. Klein in the amount of $50,000 dated December 11, 2009
99.1*	Press Release dated December 28, 2009

(*) Filed herewith

Forward-Looking Statements:

Statements by the Company in this report and in other reports and statements released by the Company are and will be forward-looking in nature and express the Company’s current opinions about trends and factors that may impact future operating results. Statements that use words such as “may,” “will,” “should,” “believes,” “predicts,” “estimates,” “projects,” “anticipates” or “expects” or use similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to material risks, assumptions and uncertainties, which could cause actual results to differ materially from those currently expected, and readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by applicable law, the Company undertakes no obligation to publish revised forward-looking statements to reflect the occurrence of unanticipated or subsequent events.

Readers are also urged to carefully review and consider the various disclosures made by the Company in this report that seek to advise interested parties of the risks and other factors that affect the Company’s business. Interested parties should also review the Company’s reports on Forms 10-K, 10-Q and 8-K and other reports that are periodically filed with or furnished to the Securities and Exchange Commission. The risks affecting the Company’s business include, among others: continuation as a going concern; obtaining financing and obtaining such financing on suitable terms. All forward-looking statements, whether made in this report or elsewhere, should be considered in context with the various disclosures made by the Company about its business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2009	DAM HOLDINGS, INC.

	By:	/s/ MARK KLEIN
Name: Mark Klein
Title: President